                                                                               .
                                                                               .
                                                                               .

                                                                 Exhibit (j)(13)

AGENT ACKNOWLEDGMENT:


/s/ Michael J. Gordon
-------------------------------------   ----------------------------------------
Michael J. Gordon                       Linda M. Reimer


-------------------------------------   ----------------------------------------
Thomas F. English                       Michelle D. Richter


-------------------------------------   ----------------------------------------
Michael P. Lackey                       Nicholas E. Pasyanos


-------------------------------------
Catherine A. Marrion

                                 ACKNOWLEDGMENT

State of New York )
                  ) SS:
County of New York)

     On this, the 30th day of April, 2010, before me a notary public, the undersigned officer, personally appeared Michael J. Gordon, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he/she executed the same for the purposes therein contained.


                                        /s/ Julia Cavaliere
                                        ----------------------------------------
                                                      Notary Public